NUMBER
CERT <NUMBER>

Cuprina Holdings (Cayman) Limited

INCORPORATED UNDER THE LAWS OF THE CAYMAN ISLANDS

$0.001 PAR VALUE CLASS A ORDINARY SHARES

SHARES
<NUMBER>

CUSIP <NUMBER>

CLASS A
ORDINARY SHARES

THIS CERTIFIES THAT * SPECIMEN *

Is The Owner of *** SPECIMEN ***

FULLY PAID AND NON-ASSESSABLE SHARES OF CLASS A ORDINARY SHARES OF
Cuprina Holdings (Cayman) Limited

Transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Dated: **/**/****

COUNTERSIGNED AND REGISTERED:
VSTOCK TRANSFER, LLC
Transfer Agent and Registrar

By:______________________
AUTHORIZED SIGNATURE

Chief Executive Officer